SUPPLEMENTAL AGREEMENT TO THE DECEMBER 5, 1994
                          INVESTMENT BANKING AGREEMENT

         THIS AGREEMENT is entered into this 23rd day of April, 1998, by and between Richter & Co., Inc. ("Richter") and Avesis Incorporated, a Delaware corporation (the "Company"), and supplements the December 5, 1994 Agreement between the parties, which remains in effect.

1. The Company acknowledges that Richter has provided the conceptual idea for the Section 3(a)(9) exchange offer as a means of addressing management's concerns about the significant market effects arising from the outstanding Class A, Cumulative Convertible Preferred Stock, Series 2, and its accumulated dividend arrearages. Richter has also devised the terms of the exchange offer and submitted such to the Company's board of directors, which has approved such terms and conditions.

2. For such services, Richter shall be entitled to a fee of $50,000 in cash and 250,000 shares of Company's Common Stock, par value $.01, for its services under this Supplemental Agreement and any unpaid fees under the December 5, 1994 Agreement. Such fee will be payable upon the mailing to shareholders of the exchange offer of the Class A, Cumulative Convertible Preferred Stock, Series 2 and the 250,000 shares will be issued as the Company is instructed in a letter from Richter to the Company.

3. The parties agree that Richter shall limit its services so that they will not constitute "solicitation" as the term is understood for purposes of
     Section 3(a)(9) of the Securities Act of 1933, as amended.

                                        AVESIS INCORPORATED

                                        By: /s/ Joel H. Alperstein
                                           -----------------------------
                                        Its: Treasurer
                                             ---------------------------

                                        RICHTER & CO., INC.

                                        By: /s/ William L. Richter
                                           -----------------------------
                                        Its: President
                                             ---------------------------